                                                                    Exhibit 99.1
                              LETTER OF TRANSMITTAL
 TO ACCOMPANY CERTIFICATE(S) FORMERLY REPRESENTING SHARES OF AT&T
                 LIBERTY MEDIA GROUP COMMON STOCK
                            LIBERTY MEDIA CORPORATION

                        DESCRIPTION OF SHARES SURRENDERED
              (PLEASE FILL IN. ATTACH SEPARATE SCHEDULE IF NEEDED)

  NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)               Number
If there is any error in the name or address                  of       Number of
shown below, please make the necessary         Certificate  Shares -   Shares -
corrections.                                      No(s)     Class A     Class B



                                           TOTAL SHARES  -

              PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS


In connection with the split off of Liberty Media Corporation, a Delaware corporation (the "Company"), from AT&T Corp., a New York corporation ("AT&T"), which was effective at 9:00 a.m., New York City time, on ________, 2001, each share of AT&T's Class A Liberty Media Group common stock, par value $1.00 per share, has been redeemed in exchange for one share of the Company's Series A common stock, par value $.01 per share, and each share of AT&T's Class B Liberty Media Group common stock, par value $1.00 per share, has been redeemed in exchange for one share of the Company's Series B common stock, par value $.01 per share. The undersigned, in compliance with the instructions below, surrenders to you for cancellation the above-described certificate(s). The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new shares in the name shown above to the above address unless instructions are given in the boxes below. Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to the Exchange Agent at one of the addresses listed below.


BY MAIL:
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EquiServe
Corporate Actions
Post Office Box 43014
Providence RI 02940-3014

BY HAND:
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Securities Transfer &
Reporting
c/o EquiServe
100 William Street,
Galleria
New York, NY  10038

BY OVERNIGHT DELIVERY:
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EquiServe
Attn:  Corporate Actions
150 Royall Street
Canton, MA  02021

                      TELEPHONE ASSISTANCE: 1-866-367-6355

          Method of delivery of the certificate(s) is at the option and risk of the holder thereof. See Instruction 1.

If your certificate(s) have been lost, stolen, misplaced or mutilated, contact the Exchange Agent at 1-866-367-6355. See Instruction 5.

                          SPECIAL ISSUANCE INSTRUCTIONS

Complete ONLY if the new shares are to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:

Name:
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Address:
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(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3, 4 & 6)

                          SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new shares are to be mailed to some address other than the address reflected above. Mail to:

Name:
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Address:
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                         YOU MUST SIGN IN THE BOX BELOW.
                              SIGNATURE(S) REQUIRED

                 Signature(s) of Registered Holder(s) or Agent


Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 or 4.


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                         Signature of Registered Holder

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                Signature of Registered Holder (if more than one)

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                                  Title, if any

Date:                                 Phone No.:
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                                      Also

          Sign and provide your tax ID number on the back of this form

                      SIGNATURE(S) GUARANTEED (IF REQUIRED)
                               See Instruction 3.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a "Signature Guarantee Program" ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution"), the signature(s) in the box to the left must be guaranteed by an Eligible Institution. See Instruction 3.

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                              Authorized Signature

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                                  Name of Firm

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                         Address of Firm - Please Print

                  INSTRUCTIONS FOR SURRENDERING CERTIFICATE(S)
                 (Please read carefully the instructions below)

         1. Method of Delivery: Your old certificate(s) and this Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to the Company or to AT&T. The method of delivery of certificate(s) to be surrendered to the Exchange Agent at one of the addresses set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. IF THE CERTIFICATE(S) ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURED, IS SUGGESTED. A return envelope is enclosed.


         2. Shares issued in the Same Name: If the new shares are to be issued in the same name as the surrendered certificate(s) are registered, this Letter of Transmittal should be completed and signed exactly as the surrendered certificate(s) are registered. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered holder(s) of such shares who have not completed the section entitled "Special Issuance Instructions" or "Special Delivery Instructions" or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint holders, all such holders must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.


         3. Shares issued in Different Name: If the section entitled "Special Issuance Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered certificate(s) are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered holder(s), then the surrendered certificate(s) must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on such certificate(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

         4. Special Delivery Instructions: Indicate the name and address in which the new shares are to be sent if different from the name and/or address of the registered holder(s) indicated in the box captioned "Description of Shares Surrendered." The stockholder is required to give the social security number or employer identification number of the record holder of the shares. If "Special Issuance Instructions" have been completed, the stockholder named therein will be considered the record holder for this purpose.

         5. Letter of Transmittal Required: Surrender of Certificate(s), Lost Certificate(s): You will not receive your new shares unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. IF YOUR CERTIFICATE(S) HAVE BEEN LOST, STOLEN, MISPLACED OR MUTILATED, CONTACT THE EXCHANGE AGENT FOR INSTRUCTIONS AT 1-866-367-6355 PRIOR TO DELIVERING THIS LETTER OF TRANSMITTAL.

         6. Substitute Form W-9: Under the Federal Income Tax Law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual holder, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. The surrendering stockholder must check the box in Part III if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. Please review the enclosed Guidelines for Certification of Taxpayers Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.


SUBSTITUTE FORM W-9

DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)

PART I - PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Social Security No. or Employer Identification No.

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PART II - For Payees exempt from backup withholding, see the enclosed Guidelines
For Certification of Taxpayers Identification Number on Substitute Form W-9 and complete as instructed therein.

PART III AWAITING TIN: [ ]

Certification: Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, AND (2) I am not subject to backup withholding because (A) I am exempt from backup withholding, or (B) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

ALSO SEE INSTRUCTIONS IN THE ENCLOSED GUIDELINES.

PLEASE SIGN HERE -     SIGNATURE                          DATE
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